Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 13, 2021, Esports Entertainment Group, Inc. (the “Company”) completed the acquisition of the business-to-consumer operations of Bethard Group Limited that provides sportsbook, casino, live casino and fantasy sport betting services with gaming licenses to customers in Sweden, Spain, Malta and Ireland (“Bethard Business”). The initial payment of purchase consideration for the Bethard Business of €17,000,000 (approximately $20,067,871 using exchange rates in effect at the acquisition date) includes €13,000,000 (approximately $15,346,019 using exchange rates in effect at the acquisition date) that was paid in cash at closing and €4,000,000 (approximately $4,721,852 using exchange rates in effect at the acquisition date) payable in cash no later than October 1, 2021 (“Additional Payment Due Date”). The Company is also required to pay additional cash purchase consideration during the 24 month period following the acquisition date equal to 15% of net gaming revenue until the Additional Payment Due Date, with the percentage then decreasing to 10% - 12% of net gaming revenue during subsequent months. The total purchase consideration also includes a payment of up to €7,600,000 (approximately $8,971,519 using exchange rates in effect at the acquisition date) of contingent share consideration should a specific ambassador agreement be successfully assigned to Bethard following the acquisition date.

The accompanying unaudited pro forma condensed combined financial statements (“unaudited pro forma financial information”) has been prepared based on the historical financial statements of the Company and Bethard Group Limited after giving effect to the purchase agreement to acquire the Bethard Business. The pro forma financial information is intended to provide information about how the acquisition of the Bethard Business have affected the Company’s historical financial statements. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020, combines the historical consolidated statements of operations of the Company for these periods, derived from the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 17, 2021, and Annual Report on Form 10-K filed with the SEC on October 1, 2020, with the respective historical statements of operations of the Bethard Business as if the acquisition of the Bethard Business had occurred on July 1, 2019. The unaudited pro forma condensed combined balance sheet at March 31, 2021 combines the historical consolidated balance sheet of the Company as derived from the Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021, and the historical balance sheet of the Bethard Business as of March 31, 2021 on a pro forma basis as if the acquisition of the Bethard Business occurred on the same balance sheet date.

The Company and the Bethard Business have different fiscal year ends. The historical unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 combines the Company’s historical unaudited consolidated statement of operations for the nine months ended March 31, 2021 with the results of the Bethard Business for the nine months ended December 31, 2020 as derived from the historical statement of operations of Bethard Group Limited. The historical unaudited statement of operations of Bethard Group Limited for the nine months ended December 31, 2020 was determined by adding the historical audited statement of operations of Bethard Group Limited for the year December 31, 2020 and subtracting the historical condensed statement of operations for the three months ended March 31, 2020.

The historical unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020 combines the Company’s historical audited consolidated statement of operations for the year ended June 30, 2020 with the results of the Bethard Business for the year ended March 31, 2020, as derived from the historical statement of operations of Bethard Group Limited. The historical unaudited statement of operations of Bethard Group Limited for the year ended March 31, 2020 was determined by adding the historical unaudited condensed statement of operations of Bethard Group Limited for the three months ended March 31, 2020 to its historical audited statement of operations for the year ended December 31, 2019, and then subtracting the historical unaudited condensed statement of operations for the three months ended March 31, 2019.

The unaudited pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	the historical unaudited condensed consolidated financial statements of the Company for the three and nine months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021;

●	the historical audited financial statements of the Company for the year ended June 30, 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC on October 1, 2020;

●	the historical unaudited condensed financial statements of Bethard Group Limited for the three months ended March 31, 2021 and 2020 as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021;

●	the historical audited consolidated financial statements of Bethard Group Limited for the years ended December 31, 2020 and 2019, as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021.

●	the announcement of the entry into a share sale and purchase agreement with Gameday Group Plc, parent company of Bethard Group Limited, as included in the Current Report on Form 8-K filed with the SEC on May 28, 2021.

●	the announcement to report the closing of a share sale and purchase agreement, as amended on July 13, 2021, with Gameday Group Plc, parent Company of Bethard Group Limited, as included in the Current Report on Form 8-K filed with the SEC on July 15, 2021.

●	the announcement of the closing of the Convertible Note as included in the Current Report on Form 8-K filed with the SEC on June 1, 2021.

The unaudited pro forma financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of Bethard occurred on the dates indicated. Further, the unaudited pro forma financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Balance Sheet

March 31, 2021

(Unaudited)

	Historical		Pro Forma
	Esports Entertainment Group, Inc.	Bethard Group Limited	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

ASSETS

Current assets
Cash	$16,880,683	$1,605,173	$(16,951,192)	(a)(d)	$32,044,580	(g)	$33,579,244
Restricted cash	3,428,366	4,430,358	(4,430,358)	(d)	-		3,428,366
Accounts receivable, net	153,011	416,870	(416,870)	(d)	-		153,011
Receivables reserved for users	1,486,024	4,843,502	(4,843,502)	(d)	-		1,486,024
Loans receivable	2,000,000	-	-		-		2,000,000
Other receivables	920,115	5,671,422	(5,671,422)	(d)	-		920,115
Prepaid expenses and other current assets	1,423,581	162,305	(162,305)	(d)	-		1,423,581
Total current assets	26,291,780	17,129,630	(32,475,649)		32,044,580		42,990,341

Equipment, net	80,904	35,839	(35,839)	(d)	-		80,904
Right-of-use asset, net	546,012	-	-	(d)	-		546,012
Intangible assets, net	27,810,029	321,366	(321,366)	(d)	-		27,810,029
Goodwill	16,992,199	-	35,154,234	(e)	-		52,146,433
Other non-current assets	1,290,353	6,298,946	(5,118,483)	(a) (d)	-		2,470,816
TOTAL ASSETS	73,011,277	23,785,781	(2,797,103)		32,044,580		126,044,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$5,305,176	$3,605,598	$(3,605,598)	(d)	$-		$5,305,176
Payable for business acquisition	-	-	4,721,852	(b)			4,721,852
Liabilities to customers	3,218,798	3,243,782	(3,243,782)	(d)	-		3,218,798
Deferred revenue	145,091	-	-	(d)	-		145,091
Notes payable - current	158,141	12,737,519	(12,737,519)	(d)	-		158,141
Notes payable to related party - current	-	-	-	(d)	-		-
Operating lease liability - current	240,725	-	-	(d)	-		240,725
Contingent consideration - current	300,000	-	3,647,653	(c)	-		3,947,653
Total current liabilities	9,367,931	19,586,899	(11,217,394)		-		17,737,436

Notes payable	186,898	-	-		32,515,000	(g)	32,701,898
Operating lease liability	1,729,138	-	-		-		1,729,138
Finance lease liability	322,205	-	-		-		322,205
Contingent consideration	-	-	12,619,172	(c)	-		12,619,172
Total liabilities	11,606,172	19,586,899	1,401,779		32,515,000		65,109,850

Commitments and contingencies

Stockholders’ equity
Preferred stock	-	-	-		-		-
Common stock	20,167	256,147	(256,147)	(f)	-		20,167
Additional paid-in capital	104,417,852	18,615,585	(18,615,585)	(f)	-		104,417,852
Accumulated deficit	(42,077,212)	(15,006,928)	15,006,928	(f)	(470,420)	(g)	(42,547,632)
Accumulated other comprehensive income (loss)	(955,702)	334,078	(334,078)	(f)	-		(955,702)
Total stockholders’ equity	61,405,105	4,198,882	(4,198,882)		(470,420)		60,934,685

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,011,277	$23,785,781	$(2,797,103)		$32,044,580		$126,044,535

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended March 31, 2021

(Unaudited)

	Historical		Pro Forma
	Esports Entertainment Group, Inc.	Bethard Group Limited	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$7,983,293	$32,398,701	$(12,290,438)	(h)	$-		$28,091,556

Operating costs and expenses:
Cost of revenue	4,249,889	27,891,203	(20,570,401)	(h)	-		11,570,691
Sales and marketing	4,891,688	251	8,730,545	(i)	-		13,622,484
General and administrative	14,082,111	3,504,864	(1,064,328)	(h)	-		16,522,647
Total operating expenses	23,223,688	31,396,318	(12,904,185)		-		41,715,821

Operating loss	(15,240,395)	1,002,383	613,747		-		(13,624,265)

Other income (expense):
Interest expense	-	(29,666)	-		(2,100,000)	(j)	(2,129,666)
Net amortization of debt discount and premium on convertible debt	-	-	-		(1,719,375)	(k)	(1,719,375)
Change in fair value of warrant liability	(4,729,924)	-	-		-		(4,729,924)
Change in fair value of contingent consideration	(1,305,804)	-	-		-		(1,305,804)
Other non-operating income	(265,486)	474,533	-		-		209,047
Foreign exchange gain (loss)	-	61,702	-		-		61,702
Loss before income taxes	(21,541,609)	1,508,952	613,747		(3,819,375)		(23,238,285)
Income tax	-	-	-		-		-
Net income (loss)	$(21,541,609)	$1,508,952	$613,747		$(3,819,375)		$(23,238,285)

Basic and diluted loss per common share	(1.54)						(1.66)
Weighted average number of common shares outstanding, basic and diluted	13,974,197						13,974,197

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2020

(Unaudited)

	Historical		Pro Forma
	Esports Entertainment Group, Inc.	Bethard Group Limited	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$-	$46,135,802	$(13,653,726)	(h)	$-		$32,482,076

Operating costs and expenses:
Cost of revenue	-	43,660,777	(30,302,891)	(h)	-		13,357,887
Sales and marketing	-	948,505	17,353,580	(i)	-		18,302,085
General and administrative	4,049,714	10,720,391	(7,222,271)	(h)	-		7,547,834
Total operating expenses	4,049,714	55,329,673	(20,171,581)		-		39,207,806

Operating loss	(4,049,714)	(9,193,871)	6,517,855		-		(6,725,730)

Other income (expense):
Interest expense	(1,995,458)	(607,375)	-		(2,792,222)	(j)	(5,395,055)
Net amortization of debt discount and premium on convertible debt	(1,156,877)	-	-		(2,292,500)	(k)	(3,449,377)
Change in fair value of derivative liabilities	(2,432,302)	-	-		-		(2,432,302)
Loss on extinguishment of debt	(2,795,582)	-	-		-		(2,795,582)
Gain on warrant exchange	1,894,418	-	-		-		1,894,418
Other non-operating income	-	512,478	-		-		512,478
Impairment of intangible asset	(67,132)	-	-		-		(67,132)
Gain on settlement of debt	253,588	-	-		-		253,588
Foreign exchange gain (loss)	42	(128,908)	-		-		(128,866)
Loss before income taxes	(10,349,017)	(9,417,676)	6,517,855		(5,084,722)		(18,333,560)
Income tax	(2,398)	-	-		-		(2,398)
Net income (loss)	$(10,351,415)	$(9,417,676)	$6,517,855		$(5,084,722)		$(18,335,958)

Basic and diluted loss per common share	$(1.50)						$(2.66)
Weighted average number of common shares outstanding, basic and diluted	6,880,321						6,880,321

Note 1 - Description of Transaction

On July 13, 2021, Esports Entertainment Group, Inc. (the “Company”) completed the acquisition of the business-to-consumer operations of Bethard Group Limited that provides sportsbook, casino, live casino and fantasy sport betting services with gaming licenses to customers in Sweden, Spain, Malta and Ireland (“Bethard Business”). The initial payment of purchase consideration for the Bethard Business of €17,000,000 (approximately $20,067,871 using exchange rates in effect at the acquisition date) includes €13,000,000 (approximately $15,346,019 using exchange rates in effect at the acquisition date) that was paid in cash at closing and €4,000,000 (approximately $4,721,852 using exchange rates in effect at the acquisition date) payable in cash no later than October 1, 2021 (“Additional Payment Due Date”). The Company is also required to pay additional cash purchase consideration during the 24 month period following the acquisition date equal to 15% of net gaming revenue until the Additional Payment Due Date, with the percentage then decreasing to 10% - 12% of net gaming revenue during subsequent months. The total purchase consideration also includes a payment of up to €7,600,000 (approximately $8,971,519 using exchange rates in effect at the acquisition date) of contingent share consideration should a specific ambassador agreement be successfully assigned to Bethard following the acquisition date.

The cash portion of the purchase consideration for the Bethard Business was financed by the Company with available cash and through the issuance of a Senior Convertible Note (“Convertible Note”) on June 2, 2021, with an original principal amount (“Original Principal Amount”) of $35,000,000. The Company received proceeds of $32.5 million upon issuance of the Convertible Note, net of debt issuance costs of $2.5 million. The Convertible Note bears interest at a rate of 8% per annum and matures two years following the date of issuance on June 2, 2023. The principal balance due upon maturity of the Convertible Note is $37,100,000, representing a 6% premium to the Original Principal Amount, and this premium is being amortized to interest expense over the term of the Convertible Note. The Convertible Note is convertible at the option of the holder into shares of the Company’s common stock at a conversion price of $17.50 per share.

The Convertible Note was issued with 2,000,000 Series A warrants and 2,000,000 Series B warrants. The Series A warrants were determined to be freestanding warrants because they are legally detachable and separately exercisable. The Series B warrants do not become exercisable until such time as the Convertible Note is redeemed by the Company. The Convertible Note and the Series B warrants were determined to be substantially equivalent to one convertible debt instrument. The Series A and B warrants have an exercise price of $17.50 and the warrants are callable by the Company should the volume weighted average share price of the Company exceed $32.50 for each of 30 consecutive trading days following the date such warrants become eligible for exercise.

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the purchase of the Bethard Business as if the acquisition occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 and year ended June 30, 2020 give effect to the acquisition of the Bethard Business by the Company on July 1, 2019.

The Company and the Bethard Business have different fiscal year-ends. The Company’s fiscal year ends on June 30, whereas the fiscal year end of the Bethard Business ends on December 31. The unaudited pro forma condensed combined financial information has been prepared utilizing period ends that are within 93 days, as permitted by Rule 11-02 Regulation S-X. The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of the Company and the unaudited condensed balance sheet of the Bethard Business at March 31, 2021.

The historical unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 combines the Company’s historical unaudited condensed consolidated statement of operations for the nine months ended March 31, 2021 with the results of the Bethard Business for the nine months ended December 31, 2020 as derived from the historical condensed statement of operations of Bethard Group Limited. The historical unaudited condensed statement of operations of Bethard Group Limited for the nine months ended December 31, 2020 was determined by adding the historical audited statement of operations of Bethard Group Limited for the year December 31, 2020 and subtracting the historical condensed statement of operations for the three months ended March 31, 2020.

The historical unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020 combines the Company’s historical audited consolidated statement of operations for the year ended June 30, 2020 with the results of the Bethard Business for the year ended March 31, 2020, as derived from the historical condensed statement of operations of Bethard Group Limited. The historical unaudited condensed statement of operations of Bethard Group Limited for the year ended March 31, 2020 was determined by adding the historical unaudited condensed statement of operations of Bethard Group Limited for the three months ended March 31, 2020 to its historical audited statement of operations for the year ended December 31, 2019, and then subtracting the historical unaudited condensed statement of operations for the three months ended March 31, 2019.

The acquisition of the Bethard Business was determined to qualify as a business combination. The acquisition accounting included in the unaudited pro forma condensed combined financial statements is preliminary and will change in connection with the work being performed by a third-party valuation specialist. While the Company has engaged a valuation specialist to estimate the fair value of identifiable intangible assets, the valuation requires the Company to provide additional information to determine preliminary values. As a result, differences between the acquisition accounting included in the pro forma financial information and the final acquisition accounting could be material.

The Convertible Note also contains a conversion feature and was issued with Series A freestanding warrants that were determined to be liability classified. A determination of fair value for the conversion feature and fair value applicable to the Series A freestanding warrants by the third-party valuation specialist may further result in an increase to the debt discount on the convertible notes and result in additional interest expense resulting from the amortization of the debt discount. In additional, changes to the fair value of the liability classified Series A warrants may further result in income statement volatility. The changes resulting from the determination of a fair value for these features by a third-party valuation specialist could be material.

Note 3 – Accounting Policies

The accounting policies of the Company may vary materially from those of the Bethard Business. During preparation of the unaudited pro forma condensed combined financial information, the Company has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 5. Following the acquisition date, the Company will conduct a final review of the accounting policies of the Bethard Business in order to determine if differences in accounting policies require adjustment or reclassification to the results of operations of the Bethard Business, or reclassification of assets or liabilities to conform to the accounting policies and classifications of the Company. As a result of this review, the Company may identify differences that when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 4 – Estimated Preliminary Purchase Consideration

The table below presents the total estimated preliminary purchase consideration:

Cash consideration paid at closing	$15,346,019
Cash consideration payable by October 1, 2021 (Additional Payment Due Date)	4,721,852
$20,067,871
Contingent cash consideration	7,295,307
Contingent share consideration	8,971,519
Total estimated preliminary purchase consideration	$36,334,697

The preliminary estimated contingent cash consideration assumes a cash payment equal to 15% of net gaming revenue for the Bethard Business through the Additional Payment Due Date, estimated to be three months, then reverting to 12% thereafter for the remainder of a two-year period following the acquisition date. The preliminary estimated contingent cash consideration is calculated using the applicable percentages applied to historical net gaming revenue of the Bethard Business for the year ended March 31, 2020 and the annualized revenues of the Bethard Business for the nine month period ended December 31, 2020.

The preliminary estimated contingent share consideration “assumes” in a maximum payout of the contingent share consideration. The sellers of the Bethard Business have up to 6 months to successfully assign the ambassador agreement to receive the contingent share consideration. After 6 months, the contingent share consideration is reduced by €422,222 for each month the contract is not assigned to the Company through the 24 month anniversary. The share consideration included in the total estimated preliminary purchase consideration are estimated using the exchange rates at the date of acquisition. The share consideration is not payable until the 24 month anniversary following the acquisition of the Bethard Business and therefore the contingent share consideration is classified as a noncurrent liability.

The total estimated preliminary purchase consideration may change materially in connection the work being performed by a third-party valuation specialist to determine the fair value of the contingent cash consideration, contingent share consideration, and fair value of service agreements signed during the acquisition period for post-combination services provided by the sellers. The contingent share consideration may also change materially as the Company concludes as to the likelihood that the ambassador agreement can be successfully assigned to the Company.

Note 5 – Reclassification Adjustments

Certain reclassifications have been made to Bethard Group Limited’s historical balance sheets to conform the to the Company’s presentation as follows:

Presentation before reclassification	Presentation after reclassification	March 31, 2021
Deposit receivables	Receivables reserved for users	4,843,502
Trade and other receivables	Accounts receivable, net	416,870
Prepaid expenses	Prepaid expenses and other current assets	162,305
Due from related parties	Other receivables	5,480,336
Value added tax receivable	Other receivables	191,086
Investment related party bonds	Other non-current assets	6,141,962
Other receivables	Other non-current assets	156,984
Trade payables and accrued liabilities	Accounts payable and accrued expenses	2,419,022
Player liability	Liabilities to customers	3,243,782
Jackpot provision	Accounts payable and accrued expenses	1,186,576
Due to related parties	Notes payable – current	12,737,519
Common stock, $1.067280 par; 240,000 shares authorized, issued and outstanding	Common stock	256,147

Certain reclassifications have been made to Bethard Group Limited’s historical results of operations to conform to the Company’s presentation as follows:

Presentation before reclassification	Presentation after reclassification	For the Nine Months ended March 31, 2021	For the Year Ended June 30, 2020
Gaming revenue, net	Net revenue	32,398,701	46,135,802
Gaming expenses	Cost of revenue	27,891,203	43,660,777
Sales and marketing expenses	Sales and marketing	251	948,505
Administrative expenses	General and administrative	3,306,966	5,684,368
Amortization of right-of-use asset	General and administrative	159,423	625,772
Bad debt expense	General and administrative	38,475	4,410,251
Related party management fees	Other non-operating income	138,293	149,762
Rental income - related parties	Other non-operating income	283,361	362,716
Gain on lease modification	Other non-operating income	18,619	-
Gain on disposal of equipment	Other non-operating income	34,260	-
Realized foreign transaction gain (loss)	Foreign exchange gain	61,702	(128,908)

Note 6 – Transaction Accounting Adjustments

a)	Represents the total cash consideration paid at closing for the Bethard Business of €13,000,000 (approximately $15,346,019 using exchange rates in effect at the acquisition date) comprised of €12,000,000 (approximately $14,165,556 using exchange rates in effect at the acquisition date) paid in cash for the Bethard Business and €1,000,000 (approximately $1,180,463 using exchange rates in effect at the acquisition date) paid in cash for a regulatory deposit with the Spanish Gaming Authority. The regulatory deposit acquired with the Bethard Business is included in other non-current assets in the unaudited pro forma condensed combined balance sheet at March 31, 2021.
b)	Represents the remaining cash consideration of €4,000,000 (approximately $4,721,852 using exchange rates in effect at the acquisition date) payable by the Company on or before October 1, 2021.

c)	Represents the contingent cash and share consideration amounts determined in connection with the total estimated preliminary purchase consideration (Note 4). The estimated contingent cash consideration of $7,295,307 was estimated based on the historical revenues of the Bethard business with 12 months (equal to one-half of the estimated contingent cash consideration) recorded in contingent consideration – current, and the balance recorded as non-current in the unaudited pro forma condensed combined balance sheet at March 31, 2021. The Company estimated the contingent share consideration payable of $8,971,519 at the maximum amount should an ambassador agreement be successfully assigned to the Bethard Business within a 6 month period following the acquisition. The contingent share consideration is classified as non-current as the Company is not required to settle any share consideration payable until 24 months following the acquisition date.
d)	The unaudited pro forma condensed combined balance sheet at March 31, 2021 was adjusted to exclude the historical assets and liabilities of Bethard Group Limited at March 31, 2021. The Company’s right to any assets of the Bethard Business and its obligations with regards to any liabilities of the Bethard Business commence on the acquisition date.
e)	Represents the estimate of goodwill resulting from the acquisition of the Bethard Business determined using the purchase consideration of $36,334,697 and net assets acquired of $1,180,463 (representing the regulatory deposit with the Spanish Gaming Authority). The estimate of goodwill is subject to change materially in connection with the work being performed by a third-party valuation specialist as it relates to determination of the fair value for the identifiable intangible assets acquired in the transaction.
f)	Represents of the elimination of the historical common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive income of Bethard Group Limited.
g)	Represent gross proceeds received from issuance of the Convertible Note of $35,000,000, less debt issuance costs of $2,485,000. The gross proceeds were further reduced by acquisition related costs of $470,420 that were paid with the proceeds from issuance of the Convertible Note. These transaction expenses are recorded in general and administrative expense in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020.
h)	Represents an adjustment to reduce the historical revenues, cost of revenue and general and administrative costs of Bethard Group Limited that were retained by the seller of the Bethard Business and as a result, adjust these amounts to reflect the ongoing activities attributable to the business to consumer operations in the markets to which the Company has acquired gaming licenses.
i)	Represents an adjustment to reflect the historical sales and marketing of the Bethard Business that includes digital marketing and advertising, affiliate marketing as well as sponsorship related costs of $4,346,507 for the nine months ended March 31, 2021 and $5,657,356 for the year ended March 31, 2020. Sponsorship related costs include the cost of the ambassador agreement as discussed in Note c above.
j)	The Convertible Note accrues interest at a rate of 8% per annum. Interest expense on the Convertible note included in the unaudited pro form condensed consolidated statement of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020 is $2,100,000 and $2,792,222, respectively.
k)	Represents the amortization of the debt discount and premium payable on the Original Principal Amount of $1,719,375 and $2,292,500 recorded in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020, respectively.